Exhibit 99.1

From:	DRYCLEAN USA. INC.
290 N. E. 68 Street
Miami, FL 33138
Michael Steiner (305)754-4551

STEINER FAMILY WITHDRAWS PROPOSAL

FOR IMMEDIATE RELEASE

Miami, FL – December 29, 2008 – DRYCLEAN USA, Inc. (listed New York Stock Exchange Alternext, formerly the American Stock Exchange, under the symbol “DCU”) announced that the Steiner family, the principal stockholders of the Company, had withdrawn the proposal made by them on December 23, 2008 to acquire the 43% of the Company’s outstanding Common Stock not owned by them.

DRYCLEAN USA, Inc. through its subsidiaries is one of the nation’s leading distributors of industrial laundry, dry cleaning machines and steam boilers. Its subsidiary, DRYCLEAN USA license Corp, is one of the largest franchise and license operations in the dry cleaning industry, in the United States, the Caribbean and Latin America.

This press release contains certain information that is subject to a number of known and unknown risks and uncertainties that may cause actual results and trends to differ materially from those expressed or implied by the forward-looking statements. Information concerning such factors are discussed in Company reports filed with the SEC.